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                                                                      Exhibit 24

                             DeGolyer and MacNaughton
                                One Energy Square
                               Dallas, Texas 75206

                                                                    TELEPHONE
                                                                  (214) 368-6391
                                February 3, 1994                     TELEFAX
                                                                  (214) 369-4061




Enron Corp.
1400 Smith Street
Houston, Texas 77002

Gentlemen:

         We hereby consent to the inclusion of our letter report, dated January 27, 1994, addressed to Enron Oil & Gas Company (the Company) relating to our comparison of estimates prepared by us to those furnished to us by the Company of proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company as prepared in such letter report for estimates as of January 1, 1994, to be included as Exhibit 10 to Enron Corp.'s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about February 3, 1994.

                                                   Very truly yours,



                                                   DeGOLYER and MacNAUGHTON